Exhibit 99.1

CV Sciences, Inc. Reports Fiscal Year-End 2024 Financial Results

San Diego, CA - March 27, 2025 (ACCESS Newswire) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the year and quarter ended December 31, 2024.

Fiscal 2024, Fourth Quarter 2024 and Recent Financial and Operating Highlights

•
Generated revenue of $15.7 million for fiscal 2024 compared to $16.0 million for 2023; Revenue of $3.9 million for the fourth quarter 2024 compared to $3.8 million for the fourth quarter 2023 and $3.9 million for the third quarter 2024;
•
Recognized gross margin of 45.6% for fiscal year 2024, a significant improvement from 44.3% for 2023; Gross margin of 43.2% for the fourth quarter 2024 compared to 45.8% for the fourth quarter 2023 and 46.0% for the third quarter 2024;
•
Cash balance of $0.5 million at year end compared to $1.3 million at the end of 2023;
•
Continued to reduce operating expenses by 5.4% to $9.4 million for fiscal year 2024 compared to $9.9 million for 2023, excluding benefit from reversal of accrued payroll taxes;
•
Recognized an adjusted EBITDA loss of $0.8 million for fiscal 2024, significantly improved from an adjusted EBITDA loss of $2.3 million for 2023, and close to achieving operating cash flow break-even.
•
Further established number one position as top-selling hemp extract brand in the natural product retail sales channel, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry;
•
Expanded +PlusCBD™ Pet product offering with the launch of pet chews for hip and joint health and calming care chews (Q1 2024);
•
Entered into a strategic partnership with Chewy to offer our best selling pet products on www.chewy.com (Q3 2024);
•
Acquired Elevated Softgels, a leading manufacturer of encapsulated softgels and tinctures for the supplement and nutrition industry, based in Colorado (Q2 2024);
•
Launched +PlusHLTH™, an all-new line of cannabinoid-free supplements delivering targeted formulations for optimized health, improved performance, and increased vitality. The initial launch of our +PlusHLTH™ brand includes three new innovative supplements: our first new product is CLARITY, a cognitive enhancer, our second is PEACE, for help with occasional stress, and third, RESHAPE, for metabolic support. Our +PlusHLTH™ product line extension allows us to leverage our existing distribution and infrastructure in both our B2B and B2C channels, and, provides diversification alongside our traditional cannabinoid supplement and topical products. Consumers and retailers have responded extremely well to these new products and we are evaluating additional product line extensions under our new +PlusHLTH™ brand (Q3 2024);
•
Entered into a financings with Streeterville for net proceeds of $0.9 million (Q3 2024) and an institutional investor for net proceeds of $1.6 million (Q1 2025);
•
Launched our new plant-based company and product line – Lunar Fox, which will leverage our success with Cultured Foods in Europe. Our initial offering includes seven products that provide plant-based alternatives for traditional, animal-based proteins, including vegan cheese, egg and meat products. All Lunar Fox products are vegan, sustainable and nutritious food alternatives addressing consumer needs for the growing vegan category. The global vegan food market is expected to grow 5 times by 2030 with millennials and flexitarians as the driving force behind souring vegan food sales. Our Lunar Fox products are now available at select retailers throughout the U.S. market and online at www.lunarfoxfoods.com. The launch of our Lunar Fox product line represents a key milestone in our transition to a global health and wellness company (Q1 2025); and
•
Retained Maxim Group LLC (“Maxim”) as non-exclusive financial advisor and investment banker to provide strategic financial advisory and investment banking services (Q3 2024). Working with Maxim, the Company intends to continue building an efficient and cost effective consumer products platform. We intend to continue to evaluate inbound and outbound merger, sale, acquisition or other opportunities for the Company.

“We are pleased with our fiscal year 2024 results. Revenues for our core business remained stable around the $4 million range per quarter throughout 2024 despite a challenging market and regulatory environment. With our recent acquisitions and new product innovations, we believe that we are nicely positioned to grow our revenue in 2025. Our gross margins have improved throughout 2024 compared to previous years and we anticipate making further gross margin improvements in 2025,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “Our fiscal 2024 progress demonstrates our continuous commitment to innovation and cost-efficient execution as we move closer to profitability and positive cash flow. We look forward to organic growth with further new product development and will continue to pursue additional M&A opportunities in the near future to improve our top-line revenue, profitability and shareholder value.”

Operating Results - Full Year 2024 Compared to Full Year 2023

Sales for fiscal 2024 were $15.7 million, a decrease of 1.9% from $16.0 million in 2023. The decline is primarily due to lower B2B sales of $0.4 million because of lower unit sales. B2B sales were mostly impacted by the patchwork of state regulations for CBD. B2C sales increased in fiscal 2024 by $0.1 million or 1.6% because of higher volume, despite lower digital marketing advertisement. The total number of units sold during fiscal 2024 decreased by 9.2%, partially offset by increases in average sales prices of 5.7%. In addition, 28% of our net revenue for the year ended December 31, 2024 was from new products launched since January 1, 2023. During this time period, we launched 24 new products.

We generated an operating loss of $2.2 million in fiscal 2024, compared to an operating income of $3.4 million in 2023, mostly due to the reversal of accrued payroll taxes of $6.2 million in 2023, improved gross margins and reduced operating expenses. The Company had negative adjusted EBITDA of $0.8 million for fiscal 2024, an improvement of 66.7% compared to negative adjusted EBITDA of $2.3 million in 2023.

Fourth Quarter 2024 Results

During the fourth quarter of 2024, sales increased 2.2% to $3.9 million compared to $3.8 million in the same prior year period. The increase in sales is mostly due to additional revenue from Cultured Foods and Elevated Softgels, partially offset by lower number of units sold during the fourth quarter 2024. Fourth quarter sales also increased sequentially compared to the third quarter 2024. We generated an operating loss of $0.6 million in the fourth quarter of 2024, compared to an operating loss of $0.9 million in the fourth quarter of 2023, mostly due to the intangible asset impairment charge in 2023. The Company had negative adjusted EBITDA for the fourth quarter of 2024 of $0.4 million, compared to negative adjusted EBITDA of $0.5 million in the fourth quarter of 2023.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1710928&tp_key=ccf1cdb9ed. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately three hours after the call concludes, and will be available through Thursday, April 3, 2025, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13752212.

About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in nutraceuticals and plant-based foods. The Company's hemp extracts and other proven, science-backed, natural ingredients and products are sold through a range of sales channels from B2B to B2C. The Company's +PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling hemp-extract brand in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. +PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. The Company also produces cannabinoid-free supplements under its +PlusHLTH™ brand, with targeted formulations to optimize health, improve performance, and increase vitality. Our Cultured Foods™ brand provides a variety of 100% plant-based food products that are distributed primarily in the EU and other select markets. Cultured Foods™ caters to individuals seeking vegan, gluten-free, or flexitarian options for a wholesome and satisfying culinary experience. In addition, the Company owns Elevated Softgels, a leading manufacturer of encapsulated softgels and tinctures for the supplement and nutrition industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California, Grand Junction, Colorado, and Warsaw, Poland. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information

ir@cvsciences.com

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year ended December 31,
	2024	2023
Product sales, net	$15,705	$16,004
Cost of goods sold	8,537	8,919
Gross profit	7,168	7,085

Operating expenses:
Research and development	118	151
Selling, general and administrative	9,240	9,745
Benefit from reversal of accrued payroll taxes	—	(6,171)
Total operating expenses	9,358	3,725

Operating income (loss)	(2,190)	3,360
Other expense, net	212	264
Income (loss) before income taxes	(2,402)	3,096
Income tax benefit	(8)	(6)
Net income (loss)	$(2,394)	$3,102

Weighted average common shares outstanding
Basic	175,585	153,954
Diluted	175,585	153,955
Net income (loss) per common share
Basic	$(0.01)	$0.02
Diluted	$(0.01)	$0.02

CV SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash	$454	$1,317
Accounts receivable, net	522	431
Inventory	4,897	5,655
Prepaid expenses and other	370	535
Total current assets	6,243	7,938

Property and equipment, net	399	379
Right of use assets	94	167
Intangibles, net	93	78
Goodwill	971	342
Other assets	127	296
Total assets	$7,927	$9,200

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,925	$2,309
Accrued expenses	3,424	3,422
Operating lease liability - current	83	130
Debt	677	254
Total current liabilities	6,109	6,115

Operating lease liability - net of current portion	19	58
Deferred tax liability	4	19
Other liabilities	—	105
Total liabilities	6,132	6,297

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 shares issued as of December 31, 2024 and December 31, 2023; and no shares outstanding as of December 31, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001; 790,000 shares authorized as of December 31, 2024 and December 31, 2023; 184,264 and 161,678 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	18	16
Additional paid-in capital	88,773	87,464
Accumulated deficit	(86,981)	(84,587)
Accumulated other comprehensive income (loss)	(15)	10
Total stockholders' equity	1,795	2,903

Total liabilities and stockholders' equity	$7,927	$9,200

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2024	2023
OPERATING ACTIVITIES
Net income (loss)	$(2,394)	$3,102
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	334	235
Stock-based compensation	258	218
Amortization of debt discount	209	112
Amortization of right of use assets	122	108
Gain in fair value of contingent consideration liabilities	(188)	—
Impairment of intangible assets	—	251
Benefit from reversal of accrued payroll tax	—	(6,171)
Deferred taxes	(15)	(14)
Other	355	407
Change in operating assets and liabilities:
Accounts receivable, net	(84)	352
Inventory	803	1,042
Prepaid expenses and other	342	2,931
Accounts payable and accrued expenses	(603)	(320)
Net cash flows provided by (used in) operating activities	(861)	2,253

INVESTING ACTIVITIES
Purchases of property and equipment	(18)	—
Acquisition of business, net of cash acquired	(10)	(156)
Net cash flows used in investing activities	(28)	(156)

FINANCING ACTIVITIES
Proceeds from note payable	900	—
Debt issuance costs related to note payable	(5)	—
Repayment of note payable	(622)	(1,117)
Repayment of unsecured debt	(241)	(274)
Net cash flows provided by (used in) financing activities	32	(1,391)
Effect of exchange rate changes on cash	(6)	—
Net increase (decrease) in cash	(863)	706
Cash, beginning of period	1,317	611
Cash, end of period	$454	$1,317
Supplemental cash flow disclosures:
Interest paid	$8	$7
Income tax paid	$6	$—
Supplemental disclosure of non-cash transactions:
Services paid with common stock	$182	$100
Right of use asset financed by lease liabilities	$49	$—
Debt issuance cost for note payable	$(284)	$—
Purchase of insurance through issuance of note payable	$177	$259
Fair value of assets acquired, excluding cash	$414	$275
Liabilities assumed	$(73)	(77)
Goodwill on acquisition	640	336
Common stock consideration	(871)	(250)
Holdback liability	—	(18)
Contingent consideration	(100)	(88)
Deferred tax liabilities	—	(22)
Cash paid for acquisition	$10	$156

CV SCIENCES, INC.

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net income (loss) per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.

Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation, amortization, and interest expense, less income tax benefit, further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.

We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net income (loss) to non-GAAP net loss for the years ended December 31, 2024 and 2023 is detailed below (in thousands, except per share data):

	Year ended December 31,
	2024	2023
Net income (loss) - GAAP	$(2,394)	$3,102
Stock-based compensation (1)	258	218
Professional fees associated with legal dispute (2)	828	—
Benefit from reversal of accrued payroll tax (3)	—	(6,171)
Intangible asset impairment (4)	—	251
Note discount and interest expense (5)	212	112
Net loss - non-GAAP	$(1,096)	$(2,488)

Diluted EPS - GAAP	$(0.01)	$0.02
Stock-based compensation (1)	—	—
Professional fees associated with legal dispute (2)	—	—
Benefit from reversal of accrued payroll tax (3)	—	(0.04)
Intangible asset impairment (4)	—	—
Note discount and interest expense (5)	—	—
Diluted EPS - non-GAAP	$(0.01)	$(0.02)

Shares used to calculate diluted EPS - GAAP and non-GAAP	175,585	153,955

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents legal and other professional expenses incurred during 2024 associated with the legal dispute with founder.
(3)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(4)
Represents intangible asset impairment charge for 2023.
(5)
Represents amortization of OID/debt issuance costs and interest expense for notes payable.

A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the years ended December 31, 2024 and 2023 is detailed below (in thousands):

	Year ended December 31,
	2024	2023
Net income (loss)	$(2,394)	$3,102
Depreciation expense	313	235
Amortization expense	21	—
Interest expense	212	60
Income tax benefit	(8)	(6)
EBITDA	(1,856)	3,391
Stock-based compensation (1)	258	218
Professional fees associated with legal dispute (2)	828	—
Intangible asset impairment (3)	—	251
Benefit from reversal of accrued payroll tax (4)	—	(6,171)
Adjusted EBITDA	$(770)	$(2,311)

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents legal and other professional expenses incurred during 2024 associated with the legal dispute with founder.
(3)
Represents intangible asset impairment charge during 2023.
(4)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.